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                          CONTRACT OF PURCHASE AND SALE

        THIS CONTRACT OF PURCHASE AND SALE (this "Contract"), dated as of September 2, 2004, is by and between BEHRINGER HARVARD WOODALL ROGERS LP ("Seller") and TEXAS LAND & REALTY, LLC, a Texas limited liability company ("Purchaser").

                                    ARTICLE 1

                                SALE AND PURCHASE

        SECTION 1.1 Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the real property owned by Seller, located in the City of Dallas, Dallas County, Texas, containing approximately 69,913 square feet of land, more or less, and more particularly described in EXHIBIT A attached hereto (the "Property"), together with all right, title and interest of Seller in and to any and all roads, easements, streets and ways bounding the Property, and rights of ingress and egress thereto; provided, however, that the field notes for the Survey (as hereafter defined) shall be the legal description for all conveyance and other documents required pursuant to the terms hereof.

                                    ARTICLE 2

                          CONSIDERATION FOR CONVEYANCE

        SECTION 2.1 The Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be the sum of $60.00 multiplied by the number of square feet contained within the boundaries of the Property as determined by the Survey (as hereinafter defined). The Purchase Price shall be payable in cash or other immediately available funds at Closing (as hereafter defined).

                                    ARTICLE 3

                                  EARNEST MONEY

        SECTION 3.1 Within three (3) business days after the mutual execution of this Contract by Seller and Purchaser, Purchaser will deliver to the Title Company (as hereinafter defined) cash or other immediately available funds in the amount of $100,000.00 (the "Initial Earnest Money"). In addition, subject to Purchaser's right to terminate this Contract pursuant to Section 9.1, on or before the last day of the Due Diligence Period (as defined in Section 9.1), Purchaser shall deliver to the Title Company cash or other immediately available funds in the amount of $100,000.00 (the "Additional Earnest Money"). The Initial Earnest Money and the Additional Earnest Money are hereinafter referred to collectively as the "Earnest Money". The Title Company shall hold the Earnest Money in an interest-bearing account reasonably satisfactory to Seller and Purchaser. All interest that accrues on the Earnest Money, together with the Closing Extension Fees (as hereinafter defined and as applicable), shall constitute a

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portion of the Earnest Money and shall be disbursed with the Earnest Money as provided elsewhere herein.

                                   ARTICLE 4

           SURVEY, TITLE COMMITMENT, TITLE DOCUMENTS AND TITLE POLICY

        SECTION 4.1 Within twenty (20) days after the Effective Date, Seller shall, at its sole cost and expense, cause to be prepared and delivered to Purchaser a current survey of the Property (the "Survey") certified to Seller, Purchaser, and the Title Company. The Survey shall be in form acceptable to Purchaser and the Title Company, shall be prepared by a surveyor licensed in the State of Texas and otherwise acceptable to said parties, and shall show, without limitation, (i) a correct legal description of the Property, (ii) the area, boundaries and dimensions of the Property, (iii) any encroachments or protrusions, (iv) the location of all easements, known, proposed or apparent, building restrictions affecting the Property, and the current or proposed location of any public utilities, (v) the gross and net square footage of the Property, (vi) the approximate centerline of any springs or streams on the Property and, if visible, the location of where they enter or exit the surface of the Property, and (vii) any waterways and any other areas on the Property designated by the Federal Emergency Management Agency (or other appropriate agency) as being within the 100-year flood plain, including the matters disclosed as title exceptions in the Title Commitment (as hereinafter defined). The Survey shall form the basis for the legal description of the Property and the calculation of the Purchase Price. Upon the identification by Purchaser of its lender, the Survey shall be certified, at Purchaser's expense, to Purchaser's lender.

        SECTION 4.2 Within twenty (20) days after the Effective Date, Seller, at Seller's sole cost and expense, shall furnish to Purchaser a current commitment (the "Title Commitment") for the issuance of an Owner's Policy of Title Insurance to Purchaser through Partners Title Company, 712 Main, Suite 2000E, Houston, Texas 77002 (the "Title Company"), together with legible copies of all documents (the "Title Documents") constituting exceptions to Seller's title as reflected in the Title Commitment, including legible copies of the current plat, if any, filed in the map and plat records.

        SECTION 4.3 Purchaser shall have a period of ten (10) days (the "Title and Survey Review Period") from its receipt of the Survey, the Title Commitment and the Title Documents (collectively, "Title and Survey") to review the Title and Survey and to object in writing to Seller as to any matters therein to which Purchaser objects (the "Objections"). If Purchaser fails to so object prior to the expiration of the Title and Survey Review Period, Purchaser shall be deemed to have approved and accepted Title and Survey, and all matters set forth on Schedule B of the Title Commitment and all matters shown on the Survey shall be deemed Permitted Exceptions (herein so called), and Purchaser shall accept title to the Property subject to such Permitted Exceptions. If Purchaser notifies Seller in writing of any Objections prior to the expiration of the Title and Survey Review Period, Seller shall then have a period of ten
(10) days after its receipt of such notice to use its reasonable efforts to cure the Objections (provided, Seller shall have no obligation to cure any of the Objections, the cure of which, in the aggregate, would exceed the sum of $1,000.00), or to notify Purchaser in writing of any Objections Seller cannot, or as to any Objections whose cost to cure exceeds $1,000.00 (the "Cure Notice"); provided further, Seller shall have the absolute obligation to cure or remove those Objections that are liens of a definite

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or ascertainable dollar amount and were created by Seller. Upon Purchaser's receipt of the Cure Notice, Purchaser shall have until the expiration of the Due Diligence Period (as hereinafter defined) to either (i) terminate this Contract, and be entitled to the return of the Earnest Money, with neither party hereto being thereafter obligated to the other, except as to Purchaser's indemnification liability pursuant to Section 9.1 hereof, or (ii) waive the Objections by written notice to Seller and proceed to Closing with all uncured Objections constituting Permitted Exceptions. If Purchaser fails to notify Seller of its election prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have elected to waive the uncured objections pursuant to (ii) above. Notwithstanding anything contained herein to the contrary, Seller may not, at any time after the Effective Date, place any encumbrances and/or restrictions on the Property without the prior written consent of Purchaser.

        SECTION 4.4 At Closing, Seller shall furnish Purchaser, at Seller's cost and expense (provided that Purchaser shall pay the additional premiums for the survey exception deletion and any endorsements requested by Purchaser), with an Owner's Policy of Title Insurance (the "Title Policy") issued through the Title Company on the standard form in use in the State of Texas, from a title insurance underwriter reasonably acceptable to Purchaser, insuring good and indefeasible title to the Property in the Purchaser, subject only to the Permitted Exceptions.

                                    ARTICLE 5

                             ADDITIONAL ITEMS TO BE
                        FURNISHED TO PURCHASER BY SELLER

        SECTION 5.1 Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser complete and legible copies of the following information relating to the Property, to the extent Seller is in possession or control of such items:

        (a) The real estate property tax statements with respect to the Property for the calendar year 2003;

        (b)     Any lease agreements regarding the use of the property;

        (c) Copies of all engineering and/or soils reports relating to the Property;

        (d)     Copies of all environmental reports relating to the Property;

        (e) Copies of the most recent "Title Insurance Policies" with respect to the Property; and

        (f)     Copies of the most recent surveys with respect to the Property.

                                    ARTICLE 6

                                 EMINENT DOMAIN

        SECTION 6.1 In the event all or any portion of the Property should be the subject of the actual filing, or any written threat, of any condemnation or other eminent domain proceeding

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prior to Closing, then Purchaser, within ten (10) days after being notified in writing by Seller or otherwise acquiring knowledge of such eminent domain proceeding or threatened proceeding, and being furnished with copies of all material documents relating thereto, shall either (i) terminate this Contract, whereupon the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further obligations one to the other hereunder, except as to Purchaser's indemnification liability pursuant to Section 9.1 hereof, or (ii) elect to close the transaction contemplated by this Contract, in which event any and all damages or awards payable as a result of such eminent domain proceedings shall be assigned and/or paid to Purchaser. If Purchaser fails to notify Seller of its election prior to the expiration of such ten (10) day period, Purchaser shall be deemed to have elected to close the transaction contemplated by this Contract pursuant to (ii) above.

                                    ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        SECTION 7.1 As of the Effective Date hereof, Seller represents and warrants to Purchaser, both as of the Effective Date and as of the Closing, that:

        (a)     Seller has fee simple title to the Property;

        (b) Seller has received no written notice of any pending or threatened condemnation or other eminent domain proceedings instituted against the Property;

        (c) There are no lease, rental, concession, occupancy or other agreements, either currently in effect or scheduled to commence in the future, with regard to the Property other than the Remote Parking Agreement dated February 20, 1996 and recorded in Volume 96036, Page 2027 in the Deed Records of Dallas County, Texas, nor has Seller entered into any unrecorded covenants, restrictions, cross-access easements, reciprocal easement agreements, or any other agreements which would effect the use or development thereof in any way;

        (d) To the best of Seller's actual knowledge, there exists no lien assessments, general or special assessments, or any other type of assessment or similar fee or financial obligation with respect to the Property, or any portion thereof (other than the lien for ad valorem taxes), nor has Seller received written notice that any have been proposed;

        (e) Seller has granted no rights of first refusal or options to purchase the Property, or any portion thereof;

        (f) Seller has received no written notice of any current, pending or threatened litigation or claim involving the Property or any portion thereof;

        (g) Seller has received no written notice of, nor, to the best of Seller's actual knowledge, is Seller aware of (i) any Environmental Activity (hereinafter defined) at or around the Property, (ii) any violation of any applicable Environmental Law at, around or with respect to the Property, or
(iii) any illegal Hazardous Materials (hereinafter defined) discharge or seepage at or around the Property. For purposes of this Contract, "Environmental Activity" means any past, present or future storage, holding, existence, release, threatened release, emission, discharge,

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generation, processing, use, abatement, disposition, handling or transportation of any Hazardous Materials in violation of any applicable Environmental Law from, under, into or on the Property, or otherwise relating to the Property or the ownership, use, operating or occupancy thereof, or any threat of such activity, and, "Environmental Law" means any applicable federal, state or local environmental, hazardous waste or hazardous substance law, rule or regulation, including those which impose strict liability on the offending party. Additionally, and as used herein, the term "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. ss.172.101) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part
302) and amendments thereto, or such substances, materials, constituents, and wastes which are currently regulated under any applicable local, state, or federal law including, without limitation: (i) petroleum, gasoline or other petroleum derivatives, or additives to gasoline or other petroleum derivatives;
(ii) asbestos or asbestos-containing materials; (iii) polychlorinated biphenyls;
(iv) materials designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act, 33 U.S.C. ss.1251 ET SEQ. (33 U.S.C. ss.1321) or listed pursuant to section 307 of the Clean Water Act (33 U.S.C. ss.1317); (v) materials defined as a "hazardous waste" pursuant to section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET SEQ. (42 U.S.C. ss.6903); (vi) materials defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 2 U.S.C. ss.9601 ET SEQ. (42 U.S.C. ss.9601); or (vii) any substance the nature, use, manufacture, or effect of which render it subject to federal, state, or local regulation, investigation, removal, or remediation as potentially hazardous or toxic, injurious to human health or welfare, or injurious to the environment;

        (h) Seller has received no written notice of any violations of any laws, ordinances, rules and regulations of any government, or any agency, body or subdivision thereof, relating to the Property;

        (i) To the best of Seller's actual knowledge, all items furnished to Seller in accordance with Section 5.1 of this Contract are, in all material respects, accurate, complete and true as of the date furnished and will be as of the Closing;

        (j) Seller has not entered into any other contract to sell or encumber the Property or any portions thereof, nor will Seller between the Effective Date and the Closing Date (as hereinafter defined) sign any other contract or letter of intent related to the sale of the Property (or any portion thereof) or commence or continue any negotiations regarding the sale of the Property (or any portion thereof) to any party other than Purchaser;

        (k) Seller and the individuals executing this Contract on behalf of Seller have the legal power, right and authority to enter into this Contract and the instruments referenced herein and to bind Seller to the terms and conditions herein;

        (l) Seller has taken or will take (prior to the Closing) all requisite action in connection with the entering into this Contract and the instruments referenced herein and the consummation of the transactions contemplated hereby; and

        (m) Neither the execution and delivery of this Contract and the documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the

CONTRACT OR PURCHASE AND SALE - Page 5

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transactions herein contemplated, nor compliance with the terms of this Contract and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreements or instruments to which Seller is a party.

As used herein, the phrase "to the best of Seller's actual knowledge" or words of similar import shall mean the current actual knowledge (not constructive or imputed knowledge) of Robert S. Aisner, without the duty to conduct any inquiry or investigation.

        SECTION 7.2 EXCEPT AS OTHERWISE SET FORTH HEREIN, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, (A) THE WATER, SOIL AND GEOLOGY THEREIN, (B) THE SUITABILITY THEREOF OR OF THE PROPERTY FOR ANY AND ALL ACTIVITIES OR USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, AND (C) THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS ON OR IN THE VICINITY OF THE PROPERTY; (ii) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER ENCUMBRANCE; AND
(iii) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES, RULES OR REGULATIONS OF ANY GOVERNMENTAL OR OTHER BODY. PURCHASER ACKNOWLEDGES THAT IT WILL INSPECT THE PROPERTY AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED HEREIN AND SELLER'S WARRANTY OF TITLE CONTAINED IN THE SPECIAL WARRANTY DEED, PURCHASER WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" BASIS AND WITH ALL FAULTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL HAZARDS OR CONDITIONS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFICALLY STATED HEREIN AND SELLER'S WARRANTY OF TITLE CONTAINED IN THE SPECIAL WARRANTY DEED, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, PROFITABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        SECTION 7.3     The representations and warranties contained in Section
7.1 hereof shall be true and correct on the date of Closing, and the obligation of Purchaser to close this transaction is expressly conditioned upon said representations and warranties being true and correct on the Closing Date. If Seller receives notice or knowledge or any information regarding any of the matters set forth in Section 7.1 after the Effective Date and prior to the Closing Date (as hereinafter defined) that would constitute a breach of any representation and warranty contained in Section 7.1, Seller shall immediately notify Purchaser of the same in writing, and Purchaser shall have the option to either (i) terminate this Contract within ten (10) days after receipt of such notice, unless such matter is susceptible to cure prior to Closing (as hereinafter defined), and

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Seller has also notified Purchaser that it is diligently attempting to cure such matter that would constitute a breach, and cures such matter prior to Closing (but with Purchaser retaining the right to terminate this Contract if such breach is not cured prior to Closing), or (ii) waive such matters and proceed to Closing; provided, Seller agrees to not knowingly or voluntarily take any actions which would cause any of such representations or warranties to hereafter become incorrect or misleading. If Purchaser fails to notify Seller of its election prior to the expiration of such ten (10) day period, Purchaser shall be deemed to have waived such matters pursuant to (ii) above. If Purchaser elects to terminate this Contract, the Earnest Money shall be returned to Purchaser, and, in which event, with neither party hereto being thereafter obligated to the other, except as to Purchaser's indemnification liability pursuant to Section
9.1. Additionally, Seller shall indemnify and hold Purchaser harmless from any loss, cost, claim, liability or expense, including without limitation, reasonable attorneys' fees, incurred by Purchaser arising out of any breach of any of the representations and warranties set forth in Section 7.1 of which Purchaser gains knowledge after the Closing; and Seller hereby acknowledges and agrees that the foregoing representations and warranties shall survive for six
(6) months after the Closing.

                                    ARTICLE 8

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        SECTION 8.1 As of the Effective Date, Purchaser represents and warrants to Seller, both as of the Effective Date and as of the Closing, that:

        (a) Purchaser and the individuals executing this Contract have the legal power, right and authority to enter into this Contract and the instruments referenced herein and to bind Purchaser to the terms and conditions herein;

        (b) Purchaser has taken all requisite action in connection with the entering into this Contract and the instruments referenced herein and the consummation of the transactions contemplated hereby; and

        (c) Neither the execution and delivery of this Contract and the documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Contract and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreements or instruments to which Purchaser is a party.

        SECTION 8.2.    The representations and warranties contained in Section
8.1 hereof shall be true and correct on the date of Closing and the obligation of Seller to close this transaction is expressly conditioned upon said representations and warranties being true and correct on the Closing Date. If Purchaser receives notice or knowledge or any information regarding any of the matters set forth in Section 8.1 after the Effective Date and prior to the Closing Date (as hereinafter defined) that would constitute a breach of any representation and warranty contained in Section 8.1, Purchaser shall immediately notify Seller of the same in writing, and Seller shall have the option to either (i) terminate this Contract within ten (10) days after receipt of such notice, unless such matter is susceptible to cure prior to Closing (as hereinafter defined), and

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Purchaser has also notified Seller that it is diligently attempting to cure such matter that would constitute a breach, and cures such matter prior to Closing (but with Seller retaining the right to terminate this Contract if such breach is not cured prior to Closing), or (ii) waive such matters and proceed to Closing; provided, Purchaser agrees to not knowingly or voluntarily take any actions which would cause any of such representations or warranties to hereafter become incorrect or misleading. If Seller fails to notify Purchaser of its election prior to the expiration of such ten (10) day period, Seller shall be deemed to have waived such matters pursuant to (ii) above. If Seller elects to terminate this Contract, the Earnest Money shall be returned to Purchaser, and, in which event, with neither party hereto being thereafter obligated to the other, except as to Purchaser's indemnification liability pursuant to Section
9.1. Additionally, Purchaser shall indemnify and hold Seller harmless from any loss, cost, claim, liability or expense, including without limitation, reasonable attorneys' fees, incurred by Seller arising out of any breach of any of the representations and warranties set forth in Section 8.1 of which Seller gains knowledge after the Closing; and Purchaser hereby acknowledges and agrees that the foregoing representations and warranties shall survive for six (6) months after the Closing.

                                    ARTICLE 9

               DUE DILIGENCE PERIOD; CERTAIN CONDITIONS TO CLOSING

        SECTION 9.1 Notwithstanding anything to the contrary contained herein, and in consideration of $100.00 paid by Purchaser to Seller as independent consideration for this Contract, Purchaser shall have ninety (90) days after the Effective Date (the "Due Diligence Period") within which to (i) conduct any and all engineering and economic feasibility studies of the Property which Purchaser may, in its sole discretion, deem necessary to determine whether or not the Property is suitable for Purchaser's intended use thereof; and (ii) to review all items furnished to Purchaser pursuant to Article 5 of this Contract. Seller hereby grants to Purchaser and Purchaser's employees, agents, principals and independent contractors the right to enter upon and conduct such inspections and studies beginning on the Effective Date until Closing or the earlier termination of this Contract, and Seller shall exercise reasonable efforts to, at no cost or expense to Seller, cooperate fully with Purchaser regarding any investigation Purchaser may wish to make of the Property. Purchaser agrees to exercise due care and reasonable prudence in performing such investigations. If Purchaser does not desire to consummate the transaction contemplated by this Contract, Purchaser shall deliver written notice of termination to Seller on or before the expiration of the Due Diligence Period, in which case this Contract shall automatically terminate without further action of either party, the Earnest Money shall be immediately returned to Purchaser by the Title Company, and the parties hereto shall have no further obligations one to the other hereunder, except as to Purchaser's indemnification liability pursuant to this Section 9.1. If Purchaser fails to deliver written notice of termination to Seller on or before the last day of the Due Diligence Period, then Purchaser shall be deemed to have waived its right to terminate this Contract pursuant to this Section 9.1 and the Earnest Money shall be non-refundable (and shall be applied as provided in this Contract), subject only to a Purchaser termination pursuant to Article 6, or a Seller Default (as hereinafter defined) in which event, and unless Purchaser sues for specific performance pursuant to Section 12.1 hereof, the Earnest Money shall be refunded to Purchaser, and the parties hereto shall have no further obligations one to the other hereunder, except as to Purchaser's indemnification liability pursuant to this Section 9.1. Notwithstanding anything to the contrary contained herein, Purchaser's obligation to acquire the Property pursuant to this Contract is expressly conditioned upon

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Purchaser satisfying, in its sole discretion, and on or before the expiration of the Due Diligence Period, the conditions set forth in this Section 9.1. Seller agrees to assist Purchaser, at no cost or expense to Seller, in satisfying the conditions set forth in this Sections 9.1. Purchaser hereby indemnifies, holds harmless, and agrees to defend Seller from and against any loss, cost, or expense resulting from any entry by Purchaser, or any employee, agent, principal of, or independent contractor with, Purchaser, upon the Property in connection with any test conducted by Purchaser during the Due Diligence Period, or otherwise, or any lien asserted by any third party as a result thereof. This provision shall survive the termination of this Contract and Closing.

                                   ARTICLE 10

                                     CLOSING

        SECTION 10.1 The consummation of the purchase and sale of the Property in accordance with this Contract ("Closing") hereunder shall be on March 1, 2005 (the "Closing Date"), and shall take place at the offices of the Title Company, or on such other date, or at such other place, as the parties may agree in writing. Notwithstanding the foregoing, Purchaser may extend the Closing Date for a maximum of one (1) additional thirty (30) day period upon the payment to the Title Company of a $25,000.00 extension fee (the "Closing Extension Fee") for the thirty (30) day period; provided, the Closing Extension Fee shall be non-refundable (but applicable to the Purchase Price), subject only to a Purchaser termination pursuant to Article 6, or a Seller Default (as hereinafter defined) in which event, and unless Purchaser sues for specific performance pursuant to Section 12.1 hereof, the Closing Extension Fee shall be refunded to Purchaser, and the parties hereto shall have no further obligations one to the other hereunder, except as to Purchaser's indemnification liability pursuant to Section 9.1 hereof.

        SECTION 10.2 At Closing, as a condition to Purchaser's obligations hereunder, Seller shall deliver or cause to be delivered to Purchaser each of the following items:

        (a) A special warranty deed in a form reasonably acceptable to Purchaser and Seller, duly executed and acknowledged by Seller, and in form for recording, conveying good, indefeasible fee simple title in the Property to Purchaser, subject only to the Permitted Exceptions;

        (b)     The Title Policy in the form specified in Section 4.4;

        (c)     A closing or settlement statement for the Property;

        (d) Such evidence or documents as may be reasonably required by the Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property;

        (e) A certification in a form to be provided or approved by Purchaser, signed by Seller under penalties of perjury, containing the following: (i) Seller's U.S. Taxpayer Identification Number; (ii) the address of Seller; and a statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the IRC (i.e., Seller is not a nonresident

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alien, foreign corporation, foreign partnership, foreign trust or foreign estate
[as those terms are defined in Internal Revenue Code of 1986 and applicable regulations]);

        (f) A closing certificate for the Property, in form and substance reasonably acceptable to Purchaser, duly executed by Seller and reflecting therein that the representations and warranties of Seller set forth in Section
7.1 hereof remain, as of the Closing Date, true and correct in all material respects (and/or reflecting therein any changes to same occurring between the Effective Date and the Closing Date);

        (g) Possession of the Property, subject only to the Permitted Exceptions; and

        (h) Such other documents as are reasonably required to consummate the transaction contemplated hereby.

        SECTION 10.3 At Closing, Purchaser shall deliver to Seller each of the following items:

        (a) The Purchase Price in cash or other immediately available funds (and with the Earnest Money, including any Closing Extension Fee, being applied to same);

        (b) A closing certificate, in form and substance reasonably acceptable to Seller, duly executed by Purchaser and reflecting therein that the representations and warranties of Purchaser set forth in Section 8.1 hereof remain, as of the Closing Date, true and correct in all material respects (and/or reflecting therein any changes to same occurring between the Effective Date and the Closing Date); and

        (c)     A closing or settlement statement for the Property.

        SECTION 10.4 At Closing, the following items shall be adjusted or prorated between Seller and Purchaser:

        (a) Ad valorem property taxes for the year in which the Closing occurs shall be adjusted or prorated between Seller and Purchaser effective as of the Closing Date. If current tax bills or statements are not available, then the ad valorem property taxes shall be prorated on the basis of one hundred percent (100%) of the most recent available tax bills or statements for the Property. If the Property is not covered by a separate tax bill or statement on the Closing Date, then the appropriate share of the applicable tax bills or statements attributable to the Property shall be determined by the total number of square feet contained in the Property compared to the total number of square feet contained in such other larger tract of real property covered by said tax bills or statements. The amount of any such pro-ration shall, if necessary, be adjusted in cash after Closing.

        (b) All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance, service charges, and all other normal operating charges of the Property, shall be prorated at Closing effective as of the Closing Date.

        (c) In the event any adjustments pursuant to this Section 10.4 are, subsequent to Closing, found to be erroneous or otherwise necessary of further adjustments, then either party

CONTRACT OR PURCHASE AND SALE - Page 10

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hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid within ten (10) days from receipt of the invoice. The obligations set forth in this
Section 10.4 shall survive the Closing.

        SECTION 10.5 Seller shall be responsible for the payment of all items herein agreed to be paid by Seller, including, without limitation, the payment of (i) the basic title insurance premium with regard to the Title Policy, (ii) the cost of the Survey, and (iii) fifty percent (50%) of all escrow fees. Additionally, the fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller.

        SECTION 10.6 Purchaser shall be responsible for the payment of all items herein agreed to be paid by Purchaser, including, without limitation, the payment of (i) all costs and expenses related to Purchaser's due diligence inspections and investigations pursuant hereto, (ii) all recording fees, (iii) the additional title insurance premiums for the modification of the survey exception and any endorsements requested by Purchaser, and (iv) fifty percent (50%) of all escrow fees. Additionally, the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser.

        SECTION 10.7 All other costs and expenses not otherwise required to be paid by a particular party hereto as set forth herein shall be borne by Seller and Purchaser in the manner in which such costs and expenses are customarily allocated between the parties at closings of real property similar to the Property in the Dallas, Texas metropolitan area.

                                   ARTICLE 11

                             REAL ESTATE COMMISSION

        SECTION 11.1 Seller shall pay a real estate commission at Closing in an amount equal to six percent (6%) of the first $500,000 of the purchase price and three percent (3%) of the balance of purchase price above $500,000. The commission shall be divided equally between Rob Jones of Trammell Crow Company and Bobby McMillan. There are no other brokers in this transaction. Seller's obligation to pay such real estate commission is subject to the closing of the transaction contemplated by this Contract, and in no event shall Seller be obligated to pay any commission or other compensation to the brokers if this Contract does not close for any reason.

Each party hereto represents to the other that it has not authorized any broker or finder other than the above referenced brokers to act on its behalf in connection with the sale and purchase transaction contemplated hereby and that it has not dealt with any broker or finder purporting to act for any other party. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all liabilities, costs, damages and expenses of any kind or character arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transactions covered by this Contract) insofar as such claims shall be based upon alleged arrangements or agreements made by such party or on its behalf, which indemnity shall (notwithstanding anything to the contrary contained or implied elsewhere in this Contract) expressly survive any termination or Closing of this Contract.

CONTRACT OR PURCHASE AND SALE - Page 11

                                   ARTICLE 12

                               REMEDIES ON DEFAULT

        SECTION 12.1 If Seller fails in the performance of any of its material obligations hereunder ("Seller Default"), then Purchaser shall either
(i) terminate this Contract and accept the return of the Earnest Money and, except as to Purchaser's indemnification liability pursuant to Section 9.1 hereof, neither party shall thereafter have any further obligations hereunder, or (ii) sue for specific performance; provided, and notwithstanding the foregoing, Purchaser in no way or manner waives any right to bring suit for damages or for any other remedies available at law or in equity to Purchaser in the event of a breach of any of the representations and warranties of Seller set forth in Section 7.1 hereof of which Purchaser gains knowledge after the Closing.

        SECTION 12.2 If Purchaser fails in the performance of any of its material obligations hereunder ("Purchaser Default"), then the Earnest Money shall be paid to Seller by the Title Company as liquidated damages for such Purchaser Default as Seller's sole and exclusive remedy, and, except as set forth in Section 9.1 hereof, neither party shall thereafter have any further obligations hereunder. The parties agree that the amount of liquidated damages described in the preceding sentences is a reasonable sum considering all of the circumstances existing as of the date hereof, including the relationship of such sum to the amount of harm to Seller that reasonably could be anticipated, Seller's anticipated use of the proceeds of sale and the fact that actual damages would be impossible to determine.

                                   ARTICLE 13

                                  MISCELLANEOUS

        SECTION 13.1 All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by the Seller to the Purchaser or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Section
13.1. All Notices shall be in writing and delivered to the person to whom the notice is directed, either (a) by telephonic facsimile communication, (b) by United States Mail, as a registered or certified item, return receipt requested or (c) nationally recognized overnight or local courier service. Any of the Notices may be delivered by the parties hereto or by their respective attorneys. Any notice delivered by telephonic facsimile communication shall be deemed effective after being transmitted to the applicable telephone facsimile numbers set forth below. Notices delivered by overnight or local courier shall be effective upon receipt. Notices delivered by registered or certified mail shall be deemed effective two (2) days after being deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, with return receipt requested, or on the date of refusal to accept delivery of the notice, and, if to Seller, addressed as follows:

             Behringer Harvard Woodall Rodgers L.P.
             1323 North Stemmons Freeway, Suite 200
             Dallas, Texas  75207
             Attention: Robert S. Aisner
             Telephone: 214-655-1600
             Facsimile Number: 214-655-1610
             Email: baisner@bhfunds.com


CONTRACT OR PURCHASE AND SALE - Page 12

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             and, if to Purchaser, addressed as follows:


             Texas Land & Realty, LLC
             6310 Lemmon Avenue, Suite 275
             Dallas, Texas  75209
             Attention: W. Dale Foster
             Telephone: 214-352-6100
             Facsimile Number: 214-853-9337
             Email: DALE@TEXASLAND.COM

Either party hereto may change the address for notice specified above by giving the other party five (5) days advance written notice of such change of address.

        SECTION 13.2 For purposes of determining the time for performance of various obligations under this Contract, the "Effective Date" of this Contract shall be the date the Title Company acknowledges hereon the receipt of one (1) fully executed Contract hereof.

        SECTION 13.3 This Contract may not be assigned by Purchaser without Seller's written consent; provided, Purchaser may, without Seller's written consent, assign this Contract in whole or in part to another entity which is owned in whole or part, related to, managed or affiliated with Purchaser or to Shawn Todd. This Contract may not be assigned by Seller without Purchaser's written consent, such consent not to be unreasonably withheld or delayed. Any such permitted assignments will be effective only upon assignee's written assumption of all of Seller's or Purchaser's obligations and duties hereunder, as applicable.

        SECTION 13.4 This Contract shall be construed and interpreted in accordance with the laws of the State of Texas and the obligations of the parties hereto are and shall be performable in Dallas County, Texas.

        SECTION 13.5 This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

        SECTION 13.6    Time is of the essence of this Contract.

        SECTION 13.7 In the event it becomes necessary for either party hereto to file a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees incurred in such suit.

        SECTION 13.8 The descriptive headings of the several Articles, Sections and Paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        SECTION 13.9 This Contract, including the Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and

CONTRACT OR PURCHASE AND SALE - Page 13
contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract.

        SECTION 13.10 Numerous counterparts of this Contract may have been executed by the parties hereto. Each such executed counterpart shall have the full force and effect of an original executed instrument.

        SECTION 13.11 In the event that any date for performance by either party of any obligation hereunder required to be performed by such party falls on a Saturday, Sunday or nationally established holiday, the time for performance of such obligation shall be deemed extended until the next business day following such date.

        SECTION 13.12 Notwithstanding anything contained in this Contract to the contrary, Seller acknowledges that, at all times during the existence of this Contract, Purchaser may place signs on the Property advertising and/or marketing the Property for Purchaser's intended use thereof.

        SECTION 13.13 This Contract is being presented to Seller and constitutes an offer by Purchaser to purchase the Property from Seller upon the terms and conditions stated herein, which offer must be accepted by Seller's execution of at least three (3) counterparts hereof and returning said counterparts to Purchaser on or before 5:00 p.m. on September 2, 2004. If Seller fails to deliver three (3) fully-executed counterpart originals of this Contract to Purchaser by the above date, this Contract shall be of no force or effect and neither party shall have any obligation one to the other. Upon Purchaser's receipt of the three (3) signed counterparts hereof, Purchaser shall promptly deliver said counterparts to the Title Company for its execution.

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CONTRACT OR PURCHASE AND SALE - Page 14

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SELLER:

BEHRINGER HARVARD WOODALL RODGERS LP

BY:   BEHRINGER HARVARD WOODALL RODGERS GP, LLC,
      General Partner


By:
    -------------------------------------------------
      Robert S. Aisner, Vice President

PURCHASER:

TEXAS LAND & REALTY, LLC


By:
    -------------------------------------------------
      W. Dale Foster, Manager



                                            TITLE COMPANY:
                                            -------------

                                            PARTNERS TITLE COMPANY


                                            By:
                                                --------------------------------
                                                  Christine Belcher
                                                  Assistant Vice President

                                                  Address:  712 Main
                                                            Suite 2000E
                                                            Houston, Texas 77002

CONTRACT OR PURCHASE AND SALE - Page 15

                                    EXHIBIT A


Being a tract of land containing approximately 69,913 square feet 0f land together with any and all improvements thereon, out of Block 524, City of Dallas, Dallas County, Texas, more commonly known as 2118, 2120 and 2124 St. Paul, 1900 and 1910 McKinney Avenue and 2125 Harwood Street.











CONTRACT OR PURCHASE AND SALE - Page 16